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                                                                     Exhibit 3.4

                             CERTIFICATE OF TRUST

                                      OF

                           EVEREST RE CAPITAL TRUST

     This Certificate of Trust of Everest Re Capital Trust (the "Trust"), dated September 17, 1999, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (SS) 3801, et seq.) (the "Act").

     1. Name. The name of the business trust formed by this Certificate of Trust is Everest Re Capital Trust.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801,
Attention: Corporate Trust Administration.

     3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                CHASE MANHATTAN BANK DELAWARE, not
                                in its individual capacity but solely as trustee

                                By:  /s/ Denis Kelly
                                     -----------------------------------------
                                     Name:  Denis Kelly
                                     Title: Assistant Vice President

                                THE CHASE MANHATTAN BANK, not in its
                                individual capacity but solely as trustee

                                By:  /s/ Timothy E. Burke
                                     -----------------------------------------
                                     Name:  Timothy E. Burke
                                     Title: Vice President

                                STEPHEN L. LIMAURO, not in his individual capacity but solely as trustee of the Trust

                                /s/  Stephen L. Limauro
                                ----------------------------------------------